EXHIBIT 99.1

Republic Bancorp Reports a 35% Increase in Net Income for 2008

January 21, 2009

Contact: Kevin Sipes
Executive Vice President and Chief Financial Officer
(502) 560-8628

Louisville, KY – Republic Bancorp completed 2008 with net income of $33.7 million for the year, a 35% increase over 2007. Steve Trager, Republic’s President and CEO, noted “We are extremely proud of our core operations, as the Company reported year-over-year earnings growth in a turbulent economic environment. The foundation for this success was solidly laid within our organization’s business model 25 years ago. As a Company, we are committed to maintaining exceptional credit quality in order to create long-term shareholder value. Further, we will never sacrifice long-term shareholder value for the reward of short-term gain. We believe this business model built on prudent underwriting standards will always withstand the test of time. Our solid results were recognized by the market in 2008 with a 65% increase in our stock price as we closed the year at $27.20 per share.”

			Three Months	Three Months
	Year Ended	Year Ended	Ended	Ended
(dollars in thousands, except per share data)	12/31/08	12/31/07	12/31/08	12/31/07

Total Company
Net Income	$33,652	$24,913	$604	$6,406
Diluted Earnings per Class A Share	1.62	1.20	0.03	0.31
Period End Total Assets	3,939,368	3,165,359	3,939,368	3,165,359

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA) is the holding company for Republic Bank & Trust Company and Republic Bank

Operating revenue in the fourth quarter of 2008 was consistent with the Company’s record annual net income. Overall, net income for the quarter was $604,000 with diluted earnings per Class A common share of $0.03 reflecting the following significant items in comparison to the fourth quarter of 2007:

1)
The Company recorded a net impairment on its security portfolio of $5.5 million during the fourth quarter of 2008 compared to a net gain of $8,000 during the same period in 2007. The fourth quarter 2008 net impairment reflects an Other-Than-Temporary-Impairment (“OTTI”) charge of $6.9 million on its private label mortgage backed securities portfolio as a result of mark-to-market accounting rules. This impairment was offset by a gain of $1.4 million for government agency securities that the Company sold during the quarter.

2)
Due to the significant reduction in long-term interest rates during the fourth quarter of 2008, the fair value of the Company’s mortgage servicing rights declined substantially, as projected pre-payment speeds of the underlying loans increased dramatically. As a result, the Company recorded a $1.3 million impairment charge during the fourth quarter of 2008. No such charges occurred in 2007.

3)
The Company chose to pay fewer bonuses in 2007 and recorded a credit to salary expense of $2.6 million during the fourth quarter of 2007 for the reversal of previous bonus accruals. In contrast, the Company recorded a credit of $650,000 during the fourth quarter of 2008 for the reversal of previous bonus accruals.

4)
The Company recorded a large insurance settlement gain of $1.9 million during the fourth quarter of 2007 related to the final settlement of its corporate center fire that occurred in late 2006. No such gain occurred in 2008.

5)
The Company chose to utilize its traditional funding sources to fund its anticipated first quarter 2009 refund anticipation loan volume as opposed to a securitization vehicle which has been used the past three years. In order to ensure that the funding was in place, Republic began additional borrowing during the fourth quarter of 2008, primarily in the form of brokered deposits. As a result, the Company incurred a substantial portion of the funding costs for the first quarter 2009 program in the 2008 calendar year. Overall, Tax Refund Solutions (“TRS”) contributed negative net interest income of $2.2 million for the fourth quarter of 2008 compared to negative net interest income of $170,000 for the fourth quarter of 2007.

	Three Months	Three Months
	Ended	Ended
(dollars in thousands)	12/31/08	12/31/07	Change

Items discussed in the preceding bullet points above
and their impact on pre tax net income for the quarter

(1) Net gain (loss) on sales, calls and impairments
of securities	$(5,484)	$8	$(5,492)
(2) Impairment charge on mortgage servicing rights	(1,255)	-	(1,255)
(3) Reversal of bonus accruals	650	2,606	(1,956)
(4) Insurance settlement gain	-	1,877	(1,877)
(5) Negative impact of TRS funding	(2,207)	(170)	(2,037)
Total effect on pre tax net income	$(8,296)	$4,321	$(12,617)

Total Company non interest expenses increased $4.7 million for the fourth quarter of 2008 to $26.2 million. Approximately $661,000 of the increase in non interest expenses was associated with TRS, as the Company recruited, hired, and began to train a significant number of seasonal staff members for the upcoming tax season. The remaining $4.0 million of the increase related primarily to the traditional banking segment and resulted from an increase in personnel and occupancy costs associated with the opening of nine new banking centers over the past 15 months.

As of December 31, 2008, approximately 97% of the Company’s real estate secured loans were in Republic’s core market of Kentucky and southern Indiana. Home values in the Company’s core market area have been more stable than many other parts of the country. While stable real estate values are a positive factor in achieving low loan losses, Republic has not been immune to the economic downturn that is affecting financial institutions across the country. Compared to December 31, 2007, Republic’s non performing loans to total loans ratio increased from 0.40% to 0.58% as of year end 2008. The Company’s overall asset quality remained substantially better than its peer as presented in the FDIC’s September 30, 2008 Uniform Bank Performance Report (“UBPR”), which compiles data on 303 banks across the United States with $778 million to $3.1 billion in total average assets.

“As we conclude another successful year, I am most optimistic about our prospects for 2009. Our capital position is strong and is considered well-capitalized under regulatory guidelines, our credit quality is solid, our net interest margin is healthy, and our overhead costs are well contained. In addition, REPUBLIC BANK IS OPEN FOR LENDING. As long-term interest rates declined during December, demand for our 15- and 30-year fixed rate loan products increased substantially, boding well for a good start in 2009. As a strong, professional team, we are committed to remaining focused on the long-term value of the Company, to responding quickly and thoughtfully to changes and challenges, and to continuing to meet the banking needs of the communities we serve. We are proud to remind our clients, our associates and our shareholders, “we were here for you yesterday, we are here for you today, and we will be here for you tomorrow,”™ concluded Steve Trager.

Republic Bancorp, Inc. (Republic) has 45 banking centers and is the parent company of: Republic Bank & Trust Company with 36 banking centers in 14 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Fort Wright, Frankfort, Georgetown, Independence Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.9 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic's Class A Common Stock is listed under the symbol 'RBCAA' on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2007 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data

	Dec. 31, 2008	Dec. 31, 2007
Assets:
Cash and cash equivalents	$616,303	$86,177
Investment securities	904,674	580,636
Mortgage loans held for sale	11,298	4,278
Loans	2,303,857	2,397,073
Allowance for loan losses	(14,832)	(12,735)
Federal Home Loan Bank stock, at cost	25,082	23,955
Premises and equipment, net	42,885	39,706
Goodwill	10,168	10,168
Other assets and accrued interest receivable	39,933	36,101
Total assets	$3,939,368	$3,165,359

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$273,203	$279,457
Interest-bearing	2,470,166	1,689,355
Total deposits	2,743,369	1,968,812

Securities sold under agreements to
repurchase and other short-term borrowings	339,012	398,296
Federal Home Loan Bank advances	515,234	478,550
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	24,591	29,601
Total liabilities	3,663,446	2,916,499

Stockholders' equity	275,922	248,860
Total liabilities and Stockholders' equity	$3,939,368	$3,165,359

Average Balance Sheet Data

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2008	2007	2008	2007
Assets:
Investment securities	$792,641	$637,760	$629,626	$609,189
Federal funds sold and other	232,591	6,073	92,978	7,437
Loans and fees	2,315,382	2,405,011	2,369,691	2,359,617
Total earning assets	3,340,614	3,048,844	3,092,295	2,976,243
Total assets	3,470,788	3,172,261	3,232,435	3,091,933

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$269,903	$272,872	$321,308	$281,926
Interest-bearing deposits	1,940,405	1,536,054	1,599,280	1,441,383
Securities sold under agreements to
repurchase and other short-term borrowings	381,695	430,248	375,676	433,809
Federal Home Loan Bank advances	536,161	616,134	588,381	623,050
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,899,501	2,623,676	2,604,577	2,539,482
Stockholders' equity	276,663	246,084	267,578	242,967

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

Income Statement Data

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2008	2007	2008	2007

Total interest income (1)	$44,782	$49,705	$202,142	$199,097
Total interest expense	16,805	26,150	72,418	104,619

Net interest income	27,977	23,555	129,724	94,478

Provision for loan losses	1,753	1,617	16,205	6,820

Non interest income:
Service charges on deposit accounts	4,809	4,897	19,404	18,577
Electronic refund check fees	88	-	17,756	4,189
Net RAL securitization income	317	59	13,347	3,772
Mortgage banking income	(270)	922	3,536	2,973
Debit card interchange fee income	1,187	1,171	4,776	4,387
Net gain (loss) on sales, calls and impairment of securities	(5,484)	8	(14,364)	8
Insurance settlement gain	-	1,877	-	1,877
Other	313	410	1,399	2,009
Total non interest income	960	9,344	45,854	37,792

Non interest expenses:
Salaries and employee benefits	12,392	9,459	52,118	44,162
Occupancy and equipment, net	5,456	5,109	19,760	17,904
Communication and transportation	1,426	1,224	4,672	3,785
Marketing and development	866	805	9,208	3,287
Bank franchise tax expense	573	630	2,598	2,552
Data processing	739	768	2,771	2,675
Debit card interchange expense	590	582	2,402	2,263
Supplies	392	450	1,649	1,749
Other	3,762	2,451	12,308	8,879
Total non interest expenses	26,196	21,478	107,486	87,256

Income before income tax expense	988	9,804	51,887	38,194
Income tax expense	384	3,398	18,235	13,281

Net income	$604	$6,406	$33,652	$24,913

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

	Fourth Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2008	2007	2008	2007
Per Share Data:
Basic average shares outstanding	20,615	20,284	20,518	20,458
Diluted average shares outstanding	20,886	20,573	20,824	20,840

End of period shares outstanding:
Class A Common Stock	18,318	17,958	18,318	17,958
Class B Common Stock	2,310	2,344	2,310	2,344

Book value per share	$13.38	$12.26	$13.38	$12.26

Earnings per share:
Basic earnings per Class A Common Stock	0.03	0.32	1.65	1.22
Basic earnings per Class B Common Stock	0.02	0.31	1.60	1.18
Diluted earnings per Class A Common Stock	0.03	0.31	1.62	1.20
Diluted earnings per Class B Common Stock	0.02	0.30	1.58	1.16

Cash dividends declared per share:
Class A Common Stock	0.121	0.110	0.473	0.424
Class B Common Stock	0.110	0.100	0.430	0.386

Performance Ratios:
Return on average assets	0.07%	0.81%	1.04%	0.81%
Return on average equity	0.87	10.41	12.58	10.25
Efficiency ratio (2)	91	65	61	66

Yield on average earning assets	5.36	6.52	6.54	6.69
Cost of interest-bearing liabilities	2.32	3.99	2.78	4.12
Net interest spread	3.04	2.53	3.76	2.57
Net interest margin	3.35	3.09	4.20	3.17

Asset Quality Ratios:
Loans on non-accrual status	11,324	8,303	11,324	8,303
Loans past due 90 days or more and still on accrual	2,133	1,318	2,133	1,318
Total non-performing loans	13,457	9,621	13,457	9,621
Other real estate owned	5,737	795	5,737	795
Total non-performing assets	19,194	10,416	19,194	10,416
Non-performing loans to total loans	0.58%	0.40%	0.58%	0.40%
Non-performing assets to total assets	0.49	0.33	0.49	0.33
Allowance for loan losses to total loans	0.64	0.53	0.64	0.53
Allowance for loan losses to non-performing loans	110	132	110	132
Net loan charge-offs to average loans - Total Company	0.20	0.16	0.60	0.22
Net loan charge-offs to average loans - Traditional Banking Segment	0.25	0.22	0.26	0.10
Delinquent loans to total loans (3)	1.07	0.69	1.07	0.69

Other Information:
End of period full-time equivalent employees	724	727	724	727
Number of banking centers at period end	45	40	45	40

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

Balance Sheet Data

	Quarterly Comparison
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Assets:
Cash and cash equivalents	$616,303	$72,735	$88,565	$102,726	$86,177
Investment securities	904,674	546,328	510,661	552,320	580,636
Mortgage loans held for sale	11,298	6,758	11,621	10,866	4,278
Loans	2,303,857	2,318,373	2,348,509	2,360,610	2,397,073
Allowance for loan losses	(14,832)	(14,247)	(17,995)	(15,025)	(12,735)
Federal Home Loan Bank stock, at cost	25,082	25,082	24,754	24,433	23,955
Premises and Equipment, net	42,885	42,225	39,859	39,373	39,706
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	39,933	37,632	37,067	38,560	36,101
Total assets	$3,939,368	$3,045,054	$3,053,209	$3,124,031	$3,165,359

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$273,203	$279,260	$293,210	$324,279	$279,457
Interest-bearing	2,470,166	1,521,607	1,335,743	1,481,157	1,689,355
Total deposits	2,743,369	1,800,867	1,628,953	1,805,436	1,968,812

Securities sold under agreements to repurchase and other short-term borrowings	339,012	322,608	330,730	329,472	398,296
Federal Home Loan Bank advances	515,234	577,294	749,837	623,580	478,550
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	24,591	25,808	31,461	61,398	29,601
Total liabilities	3,663,446	2,767,817	2,782,221	2,861,126	2,916,499

Stockholders' equity	275,922	277,237	270,988	262,905	248,860
Total liabilities and Stockholders' equity	$3,939,368	$3,045,054	$3,053,209	$3,124,031	$3,165,359

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Assets:
Investment securities	$792,641	$538,270	$562,322	$624,470	$637,760
Federal funds sold and other	232,591	7,723	7,661	119,573	6,073
Loans and fees	2,315,382	2,340,007	2,361,208	2,463,090	2,405,011
Total earning assets	3,340,614	2,886,000	2,931,191	3,207,133	3,048,844
Total assets	3,470,788	3,010,211	3,055,623	3,393,186	3,172,261

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$269,903	$279,061	$301,421	$435,867	$272,872
Interest-bearing deposits	1,940,405	1,413,704	1,360,818	1,680,480	1,536,054
Securities sold under agreements to repurchase and other short-term borrowings	381,695	352,498	363,485	405,214	430,248
Federal Home Loan Bank advances	536,161	622,011	675,918	519,637	616,134
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,899,501	2,429,453	2,441,461	2,646,571	2,623,676
Stockholders' equity	276,663	272,500	266,148	254,736	246,084

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

Income Statement Data

	Quarterly Comparison
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007

Total interest income (4)	$44,782	$43,927	$45,673	$67,760	$49,705
Total interest expense	16,805	16,081	16,400	23,132	26,150
Net interest income	27,977	27,846	29,273	44,628	23,555

Provision for loan losses	1,753	324	3,629	10,499	1,617

Non interest income:
Service charges on deposit accounts	4,809	5,117	4,933	4,545	4,897
Electronic refund check fees	88	738	2,970	13,960	-
Net RAL securitization income	317	157	286	12,587	59
Mortgage banking income	(270)	1,071	1,133	1,602	922
Debit card interchange fee income	1,187	1,194	1,246	1,149	1,171
Net gain (loss) on sales, calls and impairment of securities	(5,484)	(5,273)	(3,388)	(219)	8
Insurance settlement gain	-	-	-	-	1,877
Other	313	410	356	320	410
Total non interest income	960	3,414	7,536	33,944	9,344

Non interest expenses:
Salaries and employee benefits	12,392	12,611	12,615	14,500	9,459
Occupancy and equipment, net	5,456	4,878	4,754	4,672	5,109
Communication and transportation	1,426	1,024	884	1,338	1,224
Marketing and development	866	853	730	6,759	805
Bank franchise tax expense	573	599	703	723	630
Data processing	739	646	669	717	768
Debit card interchange expense	590	624	612	576	582
Supplies	392	328	373	556	450
Other	3,762	2,420	2,287	3,839	2,451
Total non interest expenses	26,196	23,983	23,627	33,680	21,478

Income before income tax expense	988	6,953	9,553	34,393	9,804
Income tax expense	384	2,451	3,130	12,270	3,398

Net income	$604	$4,502	$6,423	$22,123	$6,406

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

	Quarterly Comparison
	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Per Share Data:
Basic average shares outstanding	20,615	20,591	20,525	20,339	20,284
Diluted average shares outstanding	20,886	20,978	20,839	20,615	20,573

End of period shares outstanding:
Class A Common Stock	18,318	18,283	18,221	18,057	17,958
Class B Common Stock	2,310	2,322	2,339	2,344	2,344

Book value per share	$13.38	$13.45	$13.18	$12.89	$12.26

Earnings per share:
Basic earnings per Class A Common Stock	0.03	0.22	0.31	1.09	0.32
Basic earnings per Class B Common Stock	0.02	0.21	0.30	1.08	0.31
Diluted earnings per Class A Common Stock	0.03	0.22	0.31	1.07	0.31
Diluted earnings per Class B Common Stock	0.02	0.20	0.30	1.06	0.30

Cash dividends declared per share:
Class A Common Stock	0.121	0.121	0.121	0.110	0.110
Class B Common Stock	0.110	0.110	0.110	0.100	0.100

Performance Ratios:
Return on average assets	0.07%	0.60%	0.84%	2.61%	0.81%
Return on average equity	0.87	6.61	9.65	34.74	10.41
Efficiency ratio (2)	91	77	64	43	65

Yield on average earning assets	5.36	6.09	6.23	8.45	6.52
Cost of interest-bearing liabilities	2.32	2.65	2.69	3.50	3.99
Net interest spread	3.04	3.44	3.54	4.95	2.53
Net interest margin	3.35	3.86	3.99	5.57	3.09

Asset Quality Data:
Loans on non-accrual status	11,324	14,763	17,688	16,791	8,303
Loans past due 90 days or more and still on accrual	2,133	1,217	1,476	1,340	1,318
Total non-performing loans	13,457	15,980	19,164	18,131	9,621
Other real estate owned	5,737	2,017	2,160	950	795
Total non-performing assets	19,194	17,997	21,324	19,081	10,416
Non-performing loans to total loans	0.58%	0.69%	0.82%	0.77%	0.40%
Non-performing assets to total assets	0.49	0.59	0.70	0.61	0.33
Allowance for loan losses to total loans	0.64	0.61	0.77	0.64	0.53
Allowance for loan losses to non-performing loans	110	89	94	83	132
Net loan charge-offs to average loans - Total Company	0.20	0.70	0.11	1.32	0.16
Net loan charge-offs to average loans - Traditional Banking Segment	0.25	0.51	0.12	0.14	0.22
Delinquent loans to total loans (3)	1.07	1.05	1.01	0.70	0.69

Other Information:
End of period full-time equivalent employees	724	720	710	717	727
Number of banking centers at period end	45	45	42	39	40

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between banking operations, mortgage banking operations and Tax Refund Solutions (“TRS”). Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from TRS. All Company segments are domestic. Segment information for the quarter and year ended December 31, 2008 and 2007 follows:

	Three Months Ended December 31, 2008

(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$30,107	$(2,207)	$77	$27,977
Provision for loan losses	2,060	(307)	-	1,753

Electronic Refund Check fees	-	88	-	88
Net RAL securitization income	-	317	-	317
Mortgage banking income	-	-	(270)	(270)
Other revenue	(158)	2	981	825
Total non interest income	(158)	407	711	960

Total non interest expenses	22,596	3,397	203	26,196

Gross operating profit	5,293	(4,890)	585	988
Income tax expense / (benefit)	2,116	(1,917)	185	384
Net income / (loss)	$3,177	$(2,973)	$400	$604

Segment assets	$2,773,238	$1,154,777	$11,353	$3,939,368

Net interest margin	4.12%	NM	NM	3.35%

	Three Months Ended December 31, 2007

(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$23,645	$(170)	$80	$23,555
Provision for loan losses	2,013	(396)	-	1,617

Electronic Refund Check fees	-	-	-	-
Net RAL securitization income	-	59	-	59
Mortgage banking income	-	-	922	922
Other revenue	8,628	15	(280)	8,363
Total non interest income	8,628	74	642	9,344

Total non interest expenses	18,595	2,736	147	21,478

Gross operating profit	11,665	(2,436)	575	9,804
Income tax expense / (benefit)	4,081	(883)	200	3,398
Net income / (loss)	$7,584	$(1,553)	$375	$6,406

Segment assets	$2,885,981	$275,012	$4,366	$3,165,359

Net interest margin	3.11%	NM	NM	3.09%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)

	Twelve Months Ended December 31, 2008
(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$111,193	$18,166	$365	$129,724
Provision for loan losses	8,154	8,051	-	16,205

Electronic Refund Check fees	-	17,756	-	17,756
Net RAL securitization income	-	13,347	-	13,347
Mortgage banking income	-	-	3,536	3,536
Other revenue	11,505	31	(321)	11,215
Total non interest income	11,505	31,134	3,215	45,854

Total non interest expenses	85,723	20,942	821	107,486

Gross operating profit	28,821	20,307	2,759	51,887
Income tax expense	10,251	7,049	935	18,235
Net income	$18,570	$13,258	$1,824	$33,652

Segment assets	$2,773,238	$1,154,777	$11,353	$3,939,368

Net interest margin	3.77%	NM	NM	4.20%

	Twelve Months Ended December 31, 2007
(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$87,314	$6,778	$386	$94,478
Provision for loan losses	3,923	2,897	-	6,820

Electronic Refund Check fees	-	4,189	-	4,189
Net RAL securitization income	-	3,772	-	3,772
Mortgage banking income	-	-	2,973	2,973
Other revenue	27,697	153	(992)	26,858
Total non interest income	27,697	8,114	1,981	37,792

Total non interest expenses	79,079	7,371	806	87,256

Gross operating profit	32,009	4,624	1,561	38,194
Income tax expense	10,958	1,780	543	13,281
Net income	$21,051	$2,844	$1,018	$24,913

Segment assets	$2,885,981	$275,012	$4,366	$3,165,359

Net interest margin	2.95%	NM	NM	3.17%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2008 Earnings Release (continued)
_____________________________________

(1) – The amount of loan fee income included in total interest income was $1.4 million and $1.3 million for the quarters ended December 31, 2008 and 2007. The amount of loan fee income included in total interest income was $24.4 million and $10.3 million for the years ended December 31, 2008 and 2007.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $1.4 million (quarter ended December 31, 2008), $1.3 million (quarter ended September 30, 2008), $2.2 million (quarter ended June 30, 2008), $19.4 million (quarter ended March 31, 2008) and $1.3 million (quarter ended December 31, 2007).